Exhibit 99.2

Regulus Therapeutics Announces Restructuring of Term Loan

May 6, 2019

Term Loan Amended to Provide Up to Two Years of Interest Only Payments and Extension of Maturity Date to May 2022

LA JOLLA, Calif., May 6, 2019 /PRNewswire/ — Regulus Therapeutics Inc. (Nasdaq: RGLS), a biopharmaceutical company focused on the discovery and development of innovative medicines targeting microRNAs, today announced that it has entered into an amendment (the “Amendment”) with Oxford Finance LLC. The Amendment to the Term Loan, with a principal balance outstanding of $14.7 million, provides the Company with a new twelve-month period of interest-only payments, commencing May 2019 and a two-year extension of its maturity date to May 2022. Upon the closing of the second tranche of the Company’s recently announced private financing, the Company will receive an additional twelve-month period of interest-only payments, commencing May 2020.

“This restructuring of our Term Loan, coupled with our recently announced private financing extends our cash runway and provides the necessary capital for Regulus to complete our Phase 1 program for RGLS4326, pending FDA alignment on the re-initiation of the Multiple Ascending Dose study, as well as advancement of our preclinical programs targeting HBV and NASH,” said Jay Hagan, CEO of Regulus. “We appreciate the continued support of Oxford as we advance our pipeline of promising therapeutics.”

About Autosomal Dominant Polycystic Kidney Disease (ADPKD)

ADPKD, caused by the mutations in the PKD1 or PKD2 genes, is among the most common human monogenic disorders and a leading cause of end-stage renal disease. The disease is characterized by the development of multiple fluid filled cysts primarily in the kidneys, and to a lesser extent in the liver and other organs. Excessive kidney cyst cell proliferation, a central pathological feature, ultimately leads to end-stage renal disease in approximately 50% of ADPKD patients by age 60. It is estimated that approximately 1 in 1,000 people bear a mutation in either PKD1 or PKD2 genes worldwide.

About RGLS4326

RGLS4326 is a novel oligonucleotide designed to inhibit miR-17 and designed to preferentially target the kidney. Preclinical studies with RGLS4326 have demonstrated direct regulation of PKD1 and PKD2 in human ADPKD cyst cells, a reduction in kidney cyst formation, improved kidney weight/body weight ratio, decreased cyst cell proliferation, and preserved kidney function in mouse models of ADPKD.

About Regulus

Regulus Therapeutics Inc. (Nasdaq: RGLS) is a biopharmaceutical company focused on the discovery and development of innovative medicines targeting microRNAs. Regulus has leveraged its oligonucleotide drug discovery and development expertise to develop a pipeline complemented by a rich intellectual property estate in the microRNA field. Regulus maintains its corporate headquarters in La Jolla, CA. For more information, please visit http://www.regulusrx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Regulus to undertake certain activities and accomplish certain goals (including with respect to development and other activities related to RGLS4326 or its preclinical programs), Regulus’ sales of securities, its estimated cash runway, the projected timeline of clinical development activities, and expectations regarding future therapeutic and commercial potential of Regulus’ business plans, technologies and intellectual property related to microRNA therapeutics and biomarkers being discovered and developed by Regulus. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Regulus’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Regulus’ financial position and programs are described in additional detail in Regulus filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Regulus undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contact: Dan Chevallard, Chief Financial Officer, 858-202-6376, dchevallard@regulusrx.com